EXHIBIT 10.15

                                   LEASE AGREEMENT


      THIS LEASE made and entered into as of the 1st day of March, 1996, by and between THE MARTIN W. SPECTOR IRREVOCABLE TRUST, DOROTHY JOY SPECTOR, TRUSTEE, MICHAEL J. SPECTOR, TRUSTEE, ROSALIND S. ZACKS, TRUSTEE, BAYARD SPECTOR, TRUSTEE AND ANN S. LIEFF, TRUSTEE, hereinafter referred to as "Landlord," "Lessor," or "Owner" and SPEC'S MUSIC, INC., a Florida corporation, hereinafter referred to as "Tenant" or "Lessee":

                              W I T N E S S E T H:

                     ARTICLE I - PREMISES, TERM & OCCUPANCY

SECTION 1.1 - LEASED PREMISES:

      The Landlord does hereby lease unto Tenant and Tenant does hereby hire and take from Landlord, those certain premises, now erected in Coral Gables, Dade County, Florida located at 1570 - 1574 South Dixie Highway, Coral Gables, Florida 33146 hereinafter sometimes referred to as "the leased premises" or the "premises" or the "demised premises". The legal description for the leased premises is more particularly described as :

      LOTS C,D,E, F, G, AND H TO REPLAT OF A PORTION OF BLOCK 199 OF CORAL GABLES RIVIERA SECTION PART 14, ACCORDING TO THE PLAT THEREOF AS RECORDED IN PLAT BOOK 53 AT PAGE 97 OF THE PUBLIC RECORDS OF DADE COUNTY, FLORIDA

      The Building located on property taxed under Dade County Folio Numbers:
      03 4130 010 0020, 03 4130 010 0030, 03 4130 010 0040, 03 4130 010 0050.

      It is understood and agreed that such description of the leased premises is intended to and shall be construed to include the store front, all exterior walls of the Building, the roof, soffits, exterior doors, display windows. Tenant shall have the right to use the parking lot and any alleyways surrounding the Building, for employee and customer ingress and egress to and from the leased premises, loading and unloading and for other reasonable purposes, in common with others entitled by law to use the Alley and/or parking lot.

      Landlord reserves the right from time to time to make changes, additions and eliminations to the Building, including the alleyways and parking lot surrounding the Building, sometimes referred to in this Lease as the "Alley" or "Alleyway") provided that these changes, additions and eliminations do not unreasonably and materially interfere with the leased premises or with the Tenant's use of the leased of the leased premises and provided that any such modification does not eliminate more than 5% (Five ) percent of the parking for the premises without the Tenants approval and provided that any such modification does not modify access through the frontage of the premises .

      Landlord and Tenant agree to execute the necessary documents and to acknowledge such modifications, and such modifications shall in no way invalidate this lease, provided that these modifications do not violate the conditions set forth in the immediately preceding paragraph.

SECTION 1.2 - TERM:

      (a) BASE TERM. This Lease shall commence as of March 1, 1996 (the Lease Commencement Date). The base term is that period of time from the Lease Commencement Date through and including the close of business on the 31st day of January, 1999.

      (b) OPTION TERM. There are no renewal options granted hereunder.

SECTION 1.3 - OCCUPANCY:

      Except as hereinafter in this Lease specifically provided, Landlord shall deliver possession of the leased premises in "AS IS" condition, without warranty or representation on the part of the Landlord as



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   Lessor          Tenant


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to the condition of the premises. Landlord shall have no responsibility or liability for loss or damage to fixtures, facilities or equipment installed or left on the premises, except as otherwise specifically provided in this Lease. By occupying the leased premises, Tenant shall be deemed to have accepted the same and to have acknowledged that the premises are in the initial condition required by this Lease. The parties acknowledge that the Tenant is currently in possession of the premises pursuant to the terms and conditions of a prior lease between the parties.

                 ARTICLE II - MINIMUM RENT AND RENT PROVISIONS,
              SECURITY DEPOSIT, ADDITIONAL RENT AND PERCENTAGE RENT

SECTION 2.1

      A. MINIMUM RENTAL IN BASE YEAR:

      Lessee shall pay to the Lessor (subject to Article VII, "Eminent Domain" or any other section of this Lease, if any, that may specifically provide for a change in Minimum Rent), a total minimum rental of FOUR HUNDRED SEVENTY EIGHT THOUSAND EIGHT HUNDRED and no/100 ($478,800.00) Dollars, plus applicable sales tax for the term of this lease, together with all other amounts payable by the Lessee pursuant to the terms of this lease. Said rental shall be paid in installments in advance on or before the first day of each month during the base term of this lease, each installment to be paid in the amount of THIRTEEN THOUSAND SIX HUNDRED EIGHTY and no/100 ($13,680.00) dollars per month, PLUS APPLICABLE FLORIDA SALES TAX. Lessee shall pay the minimum rent herein reserved, without any demand, deduction or set off, promptly upon the days the same becomes due and payable, to the Lessor at 6900 Barquera Street, Coral Gables, Florida 33146-3818 or at such other address or to such other person as may from time to time be designated by the Lessor.

      Should the Rent Commencement Date occur on a day other than the first day of a calendar month, then the Rent for the period from such date to the first day of the first full month shall be prorated on a per-diem basis.

      B. PERCENTAGE RENT: (as hereinafter defined) calculated and paid as provided in Section 2.4.

      C. SURVIVAL OF RENTAL OBLIGATION: Tenant's obligation to pay rent and all other amounts due hereunder shall survive the expiration or termination of this Lease due to the lapse of time or otherwise.

      D. ALL PAYMENTS DUE AS RENT: Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to Landlord under this Lease, whether denominated as other charges and whether or not expressly denominated as rent shall constitute rent for purposes of this Lease and for purposes of the Bankruptcy Code.

SECTION 2.2 - SECURITY DEPOSIT:

      A.    AMOUNT OF SECURITY DEPOSIT.

            1. The Landlord agrees to waive the requirement of a security deposit from the Tenant subject to the provisions of Section 2.2 A.

            2. In the event the Tenant transfers or sells its leasehold interest herein, any successive Tenant shall post a security deposit with the Landlord equal to three months rent based upon the monthly amount of the maximum base rent due under this lease, which shall be treated by the Landlord as the rent for the last month of this Lease, with the balance thereof applied as a "Security Deposit" for the faithful performance by the Tenant of each and every obligation under the terms of this Lease Agreement.

            3. In the event the Tenant is in default in the performance of any material monetary obligation pursuant to the terms of this Lease which remain uncured for a period of 30 days after written notification has been given to the Tenant, then and in those events, the Landlord may demand that the Tenant post a security deposit equal to 2 months rent with the Landlord.



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            4. Any Security Deposit made hereunder may be commingled with other funds of Lessor, and Lessor shall have no liability for the accrual or payment of any interest thereon. In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant, then Lessor, at its option, may apply said Security Deposit, or as much thereof as Lessor may deem necessary, to compensate Lessor for all loss or damage sustained or suffered by Lessor due to such default or failure on the part of Tenant, and Tenant shall remit to Lessor, within five days of Lessor's demand, such additional funds as is necessary to restore Tenant's Security Deposit to its previous level and failure to do so shall constitute a breach of this Lease. Provided however that this provision is not intended to be construed to mean that the Tenant is authorized to transfer or sell its leasehold interest.

      B. LANDLORD'S TRANSFER OF SECURITY DEPOSIT.

            Lessor may deliver any Security Deposit it may be holding to the assignee of Lessor's interest in the BUILDING PREMISES, in the event that such interest be sold, and upon the transferee's receipt Lessor shall be discharged from any further liability with respect to such Security Deposit.

      C. TENANT'S ENCUMBERING OR TRANSFER OF SECURITY DEPOSIT.

            Tenant shall not pledge, assign or encumber said Security Deposit.

SECTION 2.3 - LATE RENT CHARGES:

      Lessee acknowledges that late payment by Lessee to Lessor of rent will cause Lessor to incur costs not contemplated by this lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Lessor for late payment of obligations paid out of the cash flow from Lessee. Therefore, if any installment of rent due from Lessee is not received by Lessor when due, or within 15 days thereafter, Lessee shall pay to Lessor, as a late charge, an additional sum of one per cent (1%) of the minimum monthly rent due. Provided, however, that the Tenant shall be entitled to two
(2) late payments per annum before any fee is charged. The parties agree that this late charge represents a fair and reasonable estimate of the costs that the Lessor will incur. Acceptance of a late charge shall not constitute a waiver of Lessee's default with respect to the overdue amount, or prevent Lessor from exercising any of the other rights and remedies available to Lessor.

SECTION 2.4 - PERCENTAGE RENT:

      A. PERCENTAGE RENT RATE: Four percent (4%) of Gross Sales.

      B. PERCENTAGE RENT PERIOD: Calendar year.

      C. TRADE AREA: A radius of one (1) mile from the premises. Tenant covenants and agrees at all times during the term and such further time as the Tenant occupies the premises or any part thereof that in the event it competes directly or indirectly with the premises by operating, managing or having any interest in any other store located within the stated Trade Area, which is used for the same or a similar use as any one of the uses which is a "USE" hereunder or which utilizes the same or a similar Trade Name as that specified herein; or, if Tenant is a corporation, if any officer or director or any other shareholder owning a controlling interest in Tenant or any entity affiliated with Tenant in any manner whatsoever, having any such interest, directly or indirectly operates or manages such store; or, if Tenant is a Partnership, if any partner owning more than 10% of the Partnership interests owned by all Partners have any such interest, directly or indirectly operates or manages such store, then and in that event, the parties agree that the Annual Minimum Rental shall be increased by the percentage rent paid by the Tenant to the Landlord pursuant to Section
2.4 herein for the preceding twelve (12) month period and such Minimum Rental shall in no event during the remaining term of this Lease Agreement be less than the Annual Minimum Rental plus the Percentage Rent paid for the preceding twelve month (12) month period. In the event of any increase in the Minimum Rental due to the infringement by the Tenant of the "Trade Area" in accordance with this
Article II Section 2.4 C., Percentage Rental shall continue, however the "Breakpoint" shall be adjusted as set forth below in Article II Section 2.4 F.



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Tenant hereby represents and warrants that as of the date of this Lease there is no store existing within Tenants Trade Area of the type described above.

      D. OPERATING YEAR: The term "Operating Year" means a period of twelve (12) consecutive calendar months with the first Operating Year commencing on the Commencement Date, unless the Commencement Date does not fall on the first day of a calendar month, in which event the first Operating Year shall commence on the first day of the first calendar month immediately following the Commencement Date and each succeeding Operating Year commencing upon the anniversary date of the first day of the first Operating Year.

      E. DEFINITION OF GROSS SALES: The term "Gross Sales" is defined to mean the total amount in dollars of the actual sales price, or in the event of trade or barter, the fair market value at retail of any item or service traded or bartered, whether for cash, credit, trade, barter or otherwise or partly for cash, partly on credit, partly for trade and/or partly for barter, of all goods, wares and merchandise sold, charges for all services performed and all other receipts of business conducted in or from the Premises without deduction or reserve for uncollected or uncollectible amounts, including, without limitation, all catalogue, mail, telephone, telegraph and/or electronic sales and orders received or filled at or from the Premises, all deposits not refunded to purchasers, all orders taken in and from the Premises whether or not such orders are filled elsewhere, receipts or sales through any vending machine or other coin or token operated device, receipts from any rentals made from the Premises and receipts or sales by any sublessee, concessionaire, licensee and any other person or entity doing business in or from the Premises. Nothing contained in this Article shall be deemed to permit Tenant to sublease all or a portion of the Premises or allow a concessionaire to conduct business therein, without Landlord's prior written consent. Gross Sales shall not include any sums collected and paid out by Tenant for any sales or retail excise tax imposed by any duly constituted governmental authority, any exchange of goods or merchandise between the stores of Tenant where such exchange of goods or merchandise is made solely for the convenient operation of the business of Tenant and not for the purpose of consummating a sale which has been made at, in or from the Premises, the amount of returns to shippers or manufacturers, the amount of any cash or credit refund made with respect to any sale where the merchandise sold at or from the Premises, or some part hereof, is thereafter returned by the purchasers and accepted by Tenant, nor sales of fixtures which are not a part of Tenant's stock-in-trade. Each sale upon installment or credit shall be treated as a sale for the full price in the month during which such sale is made, irrespective of the time when Tenant may receive payment from its customer and no deduction shall be allowed for uncollected or uncollectible credit accounts. No deduction shall be made from Gross Sales for any franchise, income or gross receipts taxes, or for any other taxes based upon income of Tenant or for any use, intangible or property tax assessed against Tenant. Notwithstanding the foregoing, Gross Sales shall not include, or if included in the calculation of Gross Sales, there shall be deducted, as the case may be, provided that specific record is made at the time of each transaction: (I) the actual net amount of refunds, credits or allowances actually made or allowed by Tenant in accordance with reasonable business practices upon transactions included within Gross Sales where the item is returned by the purchaser to and accepted by the Tenant (provided that anything given in exchange for returned items and any such credits to customers shall be included in Gross Sales when used): (ii) sales or retailers excise taxes which are separately added by Tenant to the sales price, paid directly by the customer, collected by Tenant and actually paid over to the governmental taxing authorities, but not deducting from Gross Sales any other tax of any nature: (iii) the exchange of merchandise between stores of Tenant where such exchanges are made solely for the convenient operation of Tenant's business and not for the purpose of consummating a sale which has been made at, on, in or from the Leased Premises herein: (iv) returns to shippers or manufacturers for credit: (v) sales of fixtures which are not part of Tenant's stock in trade: (vi) bulk sales or wholesale transfers of merchandise not in the ordinary course of business: and (vii) the following, only to the extent that they do not, in the aggregate, exceed two percent (2%) of Gross Sales in any Lease Year or Partial Lease Year: (a) sales to employees of Tenant at a discount: (b) Tenant's accounts receivable consisting of bad checks and bad debts; provided, however, if such accounts are actually collected later, the amounts shall be included in Gross Sales at such time, and further provided Tenant shall use reasonable efforts within the retail trade to collect such bad checks and bad debts: (c) service charges levied against sales through the use of national bank cards or other similar third party credit services such as Visa or MasterCard and check verification charges: (d) the amount received from the sale of gift certificates at the Leased Premises pursuant to Tenant's bookkeeping practices: (e) the cost of Special Event Tickets less the amount of commission earned thereon (provided, however, that Tenant shall keep separate records evidencing the cost of such tickets and the commission


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earned and all such commission shall be included in Gross Sales): and (f)
discounts received by Tenant from the State of Florida taxing authority for T enant's payment of sales tax.

      F. PERCENTAGE RENT DEFINED: During each calendar year and partial calendar year during the Term, Tenant shall pay Landlord, as additional rent, percentage rent (the "Percentage Rent") in an amount equal to the product of the Percentage Rent Rate multiplied by the amount, if any, by which Tenant's total Gross Sales for such calendar year or partial calendar year exceeds the sum of the total Monthly Base Rent due and payable for such calendar year or partial year divided by the Percentage Rent Rate (the "Breakpoint"). The Percentage Rent shall first be paid within the earlier of: (I) 30 days after the expiration or termination of this Lease or (ii) 30 days after the first calendar month in which Tenant's total Gross Sales for such calendar year or partial calendar year shall first have exceeded the Breakpoint and thereafter shall be paid on all additional Gross Sales made during the remainder of such calendar year or partial calendar year within the earlier of: (I) 30 days after each remaining calendar month for such calendar year or partial calendar year or (ii) 30 days after the expiration or termination of this Lease. Promptly after receipt by landlord of Tenant's Annual Statement of Tenant's Gross Sales, as provided in paragraph "G" below, there shall be an adjustment between Landlord and Tenant, with payment to or credit by Landlord, as the case may require, to the end that Landlord shall be paid with respect to each calendar year or partial calendar year, an amount equal to the product of the Percentage Rent Rate multiplied by an amount equal to the excess, if any, of Tenant's Gross Sales during each calendar year or partial calendar year over the Breakpoint. Each party's obligations under this Section shall survive the expiration or termination of this Lease due to the lapse of time or otherwise. Anything else to the contrary notwithstanding, the parties agree that in the event the Monthly Base Rent is increased in accordance with the terms of Article II Section 2.4 C., the "Breakpoint" shall also be readjusted up-ward to correspond with the definition established in this Subparagraph (F).

      G. MAINTENANCE OF RECORDS AND EXAMINATION: Tenant shall utilize cash registers equipped with sealed continuous, cumulative totals, or such other method as may be first approved by Landlord in writing, to record all Gross Sales during the Term. During and for at least thirty-six (36) months after the expiration of each calendar year or partial calendar year, Tenant shall keep at Tenants main corporate office in Florida all original books and records conforming to generally accepted accounting practices showing all of the Gross Sales and such other information with respect to such Gross Sales, at, from and upon the Premises for such calendar year or partial calendar year, including, but not limited to, all tax reports, sales slips, sales checks, bank deposit records and other supporting data. Tenant shall notify Landlord of the manufacturer, model and serial number of all cash registers used on the Premises and of any changes or additions within five (5) days after the use thereof has commenced. If Landlord contends there may be an error with respect to any of Tenant's books, records, papers or files and Landlord so notifies Tenant prior to the expiration of such thirty-six (36) month period, such period shall be extended until Landlord's contention has been finally determined. Within fifteen
(15) days after the end of each calendar month or partial calendar month during the Term, Tenant shall furnish Landlord with a written statement, sworn to by Tenant, if an individual, by a general partner of Tenant, if a partnership, or by one of Tenant's executive officers if a corporation, of Tenant's Gross Sales during such month or partial calendar month. Within sixty (60) days after the ed of each calendar year or partial calendar year during the Term, Tenant shall furnish Landlord with a written statement prepared and certified by Tenant's Chief Financial Officer, of Tenant's Gross Sales during such calendar year or partial calendar year (the "Annual Statement"). Landlord shall have the right from time to time to audit or have its accountants or other representatives audit all Annual Statements of Gross Sales and in connection with such audits to examine all of Tenant's records (including any supporting data) of Gross Sales and Tenant shall make all such records available for such examination at the Tenants main corporate office in Florida. If any audit discloses that the actual Gross Sales by Tenant exceeded those reported, Tenant shall pay the Percentage Rent due with respect to the excess plus interest thereon at the Default Rate, as hereinafter defined, from the date such amount should have been paid to Landlord. If such audit discloses that the actual Gross Sales exceeded those reported by Tenant by more than two percent (2%), Tenant shall also pay, in addition to any deficiency in Percentage Rent plus interest at the Default Rate, the cost of such audit and examination. If such audit discloses that the actual Gross Sales exceeded those reported by Tenant by more than five percent (5%), Landlord shall have, in addition to all other available rights and remedies, the remedies provided for in this Section and the balance of this Lease Agreement and the Tenant shall promptly pay Landlord, the cost of such audit along with the deficiency in such Percentage Rate plus interest at the Default Rate. If any such audit discloses that actual Gross Sales by Tenant were less than those reported, and, as a result thereof, Tenant paid more Percentage Rent than was due hereunder,


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Landlord shall refund to Tenant the amount of the excess Percentage Rent. If
Tenant shall fail to furnish the Annual Statement within sixty (60) days after each calender or partial calender year, or if Tenant's Gross Sales cannot be verified due to the insufficiency or inadequacy of Tenant's records, then the Landlord shall have the right to cause a Certified Public Accountant to audit, at Tenant's expense, Tenant's records and prepare and certify therefrom the Annual Statement and Tenant shall make all records available for such audit. Any information obtained by Landlord pursuant to the provisions of this Section shall be treated as confidential except in any dispute, litigation or arbitration proceedings between the parties, provided that Landlord may disclose such information to its mortgagees and to prospective buyers, brokers, lenders, tax authorities and pursuant to legal requirements. Landlord's right to audit Tenant's books and records as provided herein shall be limited to the books, records, entries and other data relating to Tenant's business in and from the Premises only and Landlord shall not have the right to inspect or audit any books and records relating to other business locations of Tenant. The Default Rate is defined in Article X Section 10.11 below.

                          ARTICLE III - USE OF PREMISES

SECTION 3.1 - COMPLIANCE WITH REGULATIONS

      Tenant shall promptly comply with all laws, ordinances and governmental regulations relating to Tenant's use of the leased premises, unless the Tenant is prevented from doing so by the action or inaction of the Landlord.

      Tenant shall have the right upon giving notice to Landlord to diligently contest in good faith any obligation imposed upon Tenant pursuant to the provisions of this Section 3.1 and to defer compliance during the pendency of such contest, provided that the failure of Tenant to so comply will not subject Landlord to prosecution or penalty, nor delay the payment of Rent and other sums due to Landlord when otherwise due. Any penalties or fines shall be paid by the Tenant. Landlord shall cooperate with Tenant in such contest and shall execute any documents reasonably required in furtherance of such purpose.

SECTION 3.2 - CARE OF PREMISES:

      Tenant shall not perform any acts or carry on any practices which may injure the building or be a nuisance or menace in the community and shall keep the premises under its control including the sidewalks adjacent to the premises and loading areas allocated for the use of the Tenant, clean and free from rubbish and dirt at all times, and shall store all trash and garbage within the leased premises or special areas provided for such use. Tenant shall not burn any trash or garbage of any kind in or about the building or the alley behind the building. Tenant agrees that the plumbing facilities will not be misused and any damage so caused is to be borne by the Tenant. Tenant further agrees that it will not create a waste or nuisance on the premises, and will do nothing and perform no act upon the premises which would materially and adversely affect the business of surrounding merchants in the building.

SECTION 3.3 - MISCELLANEOUS USE PROVISIONS:

      (a). In the operation of its business, the tenant shall not use or obstruct the sidewalks adjacent to the demised premises.

      (b). Tenant agrees not to indulge in or to permit any fraudulent or misleading advertisement or promotion concerning its business.

      (c). Tenant agrees that no auction, fire, bankruptcy or any other sales of any kind may be conducted in the demised premises without prior written consent of Landlord, which said consent shall not be unreasonably withheld.

      (d). Tenant shall not permit any business to be operated in or from the leased premises by any concessionaire or licensee without the prior written consent of Landlord, which consent shall not be unreasonably withheld.



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SECTION 3.4 - PERMITTED PURPOSE, USE, AND CHANGE OF USE, OF PREMISES:

      (a) The sale to the general public of all forms of prerecorded music, which include LP's, cassettes, digital compact cassette, compact discs, mini discs, digital audio tape, and similar products. The sale and rental of pre-recorded movies and videos on VHS, beta, laser disc on CLV and DCV formats, and the retail sale of all music, video, video books and magazines (as a use incidental to the other uses listed herein) computer software including CD-I and CD-ROM, and accessories, which include but are not limited to blank audio and video tape, personal electronics, sheet music, video games, cleaning kits, related boutique items such as T-shirts, buttons, carrying cases, headphones, radios, boom boxes, entertainment industry related products, posters and concert, show and sporting event tickets, and for such other purposes as the may be specifically approved by the Landlord from time to time.

      (b) No change of use from that described in ss.3.4(a), above, or from another use that has been previously and duly approved in writing by the Landlord, is permitted under this Lease without the prior written consent of the Landlord, which consent may be unreasonably withheld.

                      ARTICLE IV - REPAIRS AND ALTERATIONS

SECTION 4.1 - REPAIRS:

      (a) Tenant shall be solely responsible for and shall keep and repair at its own expense entire premises, including but not limited to the roof, the exterior walls of the leased premises (including but not limited to: painting, graffiti removal, vandalism and damage), the ventilating, plumbing, electrical wiring, lights, fixtures, glass, doors, floors and floor coverings, sewage facilities, grease traps, air conditioning and heating and all other structural and non-structural parts of the premises, interior and exterior in good condition including exterior painting and roof repairs. Landlord may, but IS NOT REQUIRED TO MAKE any such repairs which become necessary or desirable by reason of the neglect or negligence of the Tenant, its agents, servants, employees or customers. The Tenant shall be responsible to maintain the roof (in a watertight condition), gutters, foundation, exterior walls of the Building (including glass and doors) down spouts and all other major structural portions of the premises, the parking and alleyways surrounding the building and the building including the concrete floors in good condition. In no event shall the Landlord shall be liable to tenant for any water damage caused by any defect or required repair to the roof or any portion of the premises. Notwithstanding that the Lessee shall be responsible for all repairs to the premises, the Tenant agrees to give Landlord immediate notice in writing of any major repairs required and/or being performed.

      (b) Lessee agrees to keep and maintain the parking lot and the alleyways immediately surrounding the leased premises and to keep the Premises, free from its trash and debris. In the event the Tenant fails or refuses to so maintain the premises or any portion thereof, the Landlord may, at its option, do so at the expense of the Tenant.

SECTION 4.2 - ALTERATIONS:

      Tenant shall not make any substantial alterations or substantial additions to the leased premises without first procuring Landlord's written consent and delivering to Landlord the plans and specifications therefor, and furnishing indemnification against liens, costs, damages and expenses as may be required by Landlord, which consent shall not be unreasonably withheld.

      All alterations, additions, improvements and fixtures, other than removable trade fixtures, which may be made or installed by upon the premises by the Tenant unless same are in any manner attached to the floors, walls or ceiling, shall remain upon and be surrendered with the premises as a part hereof, without disturbance, molestation or injury at the expiration of this Lease and any extensions hereof. Any linoleum or other floor covering of similar character which may be cemented or otherwise adhesively affixed to the floor of the herein leased premises shall be and become the property of the Landlord absolutely.

      The tenant shall not subject the premises to the lien of any mechanic or materialman.



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                    ARTICLE V - UTILITY SERVICES AND CHARGES

SECTION 5.1 - ELECTRICITY & TELEPHONE, ETC.:

      The Tenant shall be responsible for, at its own cost, and shall make its own arrangements with utility service companies for telephone, water, gas, electric, garbage and sanitation, and such other services as may be required by the Tenant.

      Landlord shall have no responsibility for the discontinuance of any of the above services contracted for by the Tenant, unless due to Landlord's actions, and the discontinuance or interruption of services shall not be construed as an eviction or disturbance of possession by the Landlord.

                             ARTICLE VI - INSURANCE

SECTION 6.1 - COVENANT TO HOLD HARMLESS:

      With the exception of the Landlords gross negligence, the Tenant agrees to indemnify and save Landlord harmless against and from any and all claims for bodily injury and property damage and all costs and expenses, including reasonable attorney's fees, arising from the conduct or management of the business conducted by Tenant in the leased premises, or from any act of negligence of Tenant, its agents, contractors, servants, employees, sublessees, concessionaires or licensees in or about the leased premises. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord, covenants to defend such action or proceeding by counsel satisfactory to Landlord. It is further understood and agreed that Landlord shall not be liable, and Tenant waives all claims for damage to person or property sustained by Tenant or Tenant's employees agents, servants, invitees and customers resulting from the building in which the leased premises are situated or the leased premises, or any equipment or appurtenance, becoming out of repair, or resulting from any accident in or about said building or the leased premises, or resulting directly or indirectly from any act or negligence of any subtenant.

SECTION 6.2 - LIABILITY INSURANCE:

      Tenant shall, during the entire term hereof, keep in full force and effect a policy of public and/or commercial general liability with bodily injury and property damage insurance, with respect to its property in the demised premises and the business operated by the Tenant and/or any subtenants or concessionaires of Tenant in the demised premises which will fully cover the Tenants contractual liability to the Landlord under this lease, and which the limits of public liability for bodily injury shall be not less than $500,000.00 PER PERSON AND $1,000,000.00 PER ACCIDENT, and property damage liability shall not be less than $1,000,000.00 per accident. Tenant agrees to maintain insurance coverage as required above naming Landlord as an additional insured and agrees to provide a copy of said insurance to the Landlord.

SECTION 6.3 - PLATE GLASS INSURANCE:

      Tenant shall carry plate glass insurance at the full insurable value thereof on all exterior plate glass and other glass in the demised premises and in the storefront. In the alternative, provided the Tenant is not in default in the payment of rent or in the performance of other covenants and obligations under this Lease, the Tenant may self insure for any casualty provided for in this section.

SECTION 6.4 - INSURANCE ON TENANT'S FIXTURES:

      Tenant will carry fire and extended coverage insurance on all fixtures in the leased premises for at least eighty (80%) per cent of their insurable value.

SECTION 6.5 - COPIES OF POLICIES:

      A copy of all policies or certificates of insurance, which shall include protection of Landlord's interests as required by this Lease, shall be delivered to Landlord with a commitment from the insurance carrier endorsed thereon, which provides that said policy will remain in force and effect until at least



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                                        8
after thirty (30) days notice in writing is given to the Landlord of any change and/or cancellation of coverage.

SECTION 6.6 - FIRE AND EXTENDED COVERAGE INSURANCE ON THE BUILDING:

      Landlord shall obtain fire and extended coverage insurance (or substantially similar insurance denominated in the insurance trade by any other name or label such as Special or All Risk) on the Building and premises, the cost of same shall be paid by the Tenant.

SECTION 6.7 - BUSINESS INTERRUPTION INSURANCE:

      Tenant shall at its own expense carry business interruption insurance for the purpose of insuring that Landlord shall suffer no loss of rent in the event of fire or other such casualty.

SECTION 6.8 - LANDLORD'S RIGHT TO PLACE INSURANCE:

      If, after Ten (10) days written notice, Tenant refuses or neglects to place insurance required by this Lease, and/or refuses or neglects to furnish Landlord with copies of such policies as required by this article, Landlord may place and pay for such insurance or any part thereof, and in that event Tenant will pay to Landlord, on demand, the amount of the premiums paid by Landlord.

SECTION 6.9 - RELEASE BY TENANT:

      Notwithstanding any other provision of this Lease, Landlord shall not be liable or responsible for, and Tenant hereby releases the Landlord and its partners, officers, directors, agents, employees and beneficiaries from, any and all liability or responsibility to Tenant or any Person claiming by, through or under Tenant, by way of subrogation or otherwise, for any injury, loss or damage to Tenant's property covered by valid and collectible fire insurance policy with extended coverage endorsement.

               ARTICLE VII - LOSS OF FACILITIES BY EMINENT DOMAIN

SECTION 7.1 - IF WHOLE TAKEN:

      If the whole of the demised premises should be taken under the power of eminent domain then the term of this Lease shall cease as of the day possession shall be so taken.

SECTION 7.2 - IF ANY TAKEN:

      If any of the floor area of the demised premises shall be taken under the power of eminent domain and the portion not so taken will not be reasonably adequate for the operation of Tenant's business after the Landlord completes such repairs or alterations as the Landlord is obligated or elects to make, Tenant shall have the right to elect either to terminate this Lease or, subject to landlord's right of termination as set forth in Section 7.4 of this Article, to continue in possession of the remainder of the demised premises, and shall notify Landlord in writing within ten (10) days after such taking of Tenant's election. In the event Tenant elects to remain in possession, all of the terms herein provided shall continue in effect, except that the minimum rent shall be adjusted as provided in Section 7.3, below, but such work shall not exceed the scope of the work done in originally constructing said building.

SECTION 7.3 - DAMAGES, HOW ALLOCATED:

      Anything in this Lease to the contrary notwithstanding, all damages and proceeds awarded for such taking (full or partial) under the power of eminent domain or taken under threat of eminent domain, whether for the whole or a part of the demised premises, shall be just and equitable under the circumstances, and in the event of a partial taking, rent shall be abated as shall be just and equitable under the circumstances. If the Parties hereto are unable to agree upon what division, annual abatement of rent or other adjustments are just and equitable within thirty (30) days after the fruits of any award have been received by Lessor, then the matters in dispute shall, by appropriate proceedings, be submitted to the court having jurisdiction over the subject matter of such a controversy in Dade County, Florida, for its decision and adjudication of the matters in dispute.



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                                        9

SECTION 7.4 - OPTION OF LANDLORD AND TENANT TO TERMINATE:

      (a) If fifty per cent (50%) or more of the floor area of the building in which the demised premises are located or twenty per cent (20%) of the parking shall be taken under power of eminent domain, or if any portion shall be taken within ninety (90) days prior to the expiration date of this Lease, Landlord may, by written notice to Tenant delivered within thirty (30) days after the date of surrendering possession to public authority pursuant to such taking, terminate this Lease.

      (b) If either a part of the parking area for the Premises is condemned and taken (not including the Building) or part of the Building itself is condemned and taken, to such an extent as to render Tenant's utilization of the Tenant's Premises "commercially impracticable" (e.g., materially affecting gross volume), then Tenant shall have the right, at its sole discretion, and without prejudice to its other rights herein, to cancel and terminate this Lease upon the date of possession of the premises which are the subject of the partial taking, and all rentals shall be paid up to the date of such cancellation.

SECTION 7.5 - RENT ADJUSTMENT:

      If this Lease is terminated as provided in this Article, the rent shall be paid up to the date that possession is so taken by public authority and Landlord shall make an equitable pro-rata refund of any rent paid by Tenant in advance and not yet earned.

                   ARTICLE VIII - LOSS OF FACILITIES BY DAMAGE

SECTION 8.1 - LOSS BY INSURABLE CASUALTY:

      If the demised premises should be damaged or destroyed during the demised term by any casualty insurable under the required Special/All Risk insurance policies Landlord shall maintain, Landlord shall (except as hereafter provided), subject to any unavoidable delay, repair and/or rebuild the same to substantially the condition in which the same were immediately prior to such damage or destruction. Landlord's financial obligation to pay for the repairs required by Lessor under this Section 8.1 shall in no event exceed the proceeds of its aforementioned casualty insurance policy on building and the demises premises. Landlord agrees to keep the building and the demised premises insured against loss or damage caused by fire or any other casualty covered by said policy to the extent of the replacement value of the Building, from responsible insurance companies licensed to do business in Florida. Tenant shall, in the event of any such damage or destruction, caused by said fire or other covered casualty, unless this Lease shall be terminated as hereinafter provided, forthwith replace or fully repair all exterior signs, trade fixtures, equipment, display cases, and other installations originally installed by the Tenant. Landlord shall have no interest in the proceeds of any insurance carried by Tenant on Tenant's interest in this Lease and Tenant shall have no interest in the proceeds of any insurance carried by Landlord.

SECTION 8.2 - OPERATION AND RENT DURING REPAIR PERIOD:

      Tenant agrees during any period of reconstruction or repair of the demised premises and/or of said building to continue the operation of its business in the demised premises to the extent reasonably practicable from the standpoint of good business. The rent and all other charges payable by Tenant under this lease, shall not be abated during any period in which by reason of any such damage or destruction there is a substantial interference with the operation of the business of Tenant in the demised premises. However, in the event the Tenant shall be forced to cease operations due to repairs, this lease shall be extended for a period of time equal to the time the Tenant ceased operations.

SECTION 8.3 - OPTION TO TERMINATE:

      If the building in which the demised premises are located should be damaged or destroyed to the extent of fifty per cent (50%) or more of the then monetary value thereof by any cause, and if any such damage occurs at a time when there is less than two (2) years remaining on this Lease prior to the expiration date hereof, then the Landlord may either terminate this Lease or elect to repair or restore said damage or destruction in which latter event Landlord shall, within six months of the cause of the



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                                       10
damage or destruction, repair and/or rebuild the same as provided in Section 8.1 and the minimum rent shall be abated proportionately as provided in Section 8.2. If such damage or destruction occurs and this Lease is not so terminated by the Landlord, this Lease shall remain in full force and effect and the parties waive the provisions of any law to the contrary. The Landlord's obligation under this paragraph shall in no event exceed the scope of the work to be done by the Landlord in the original construction of said building and the demised premises, or the proceeds received from any insurance policy or policies in effect, whichever amount shall be less.

SECTION 8.4 - TYPE OF TENANT INSURANCE:

      Tenant agrees to comply with all of the rules and regulations of Rating Bureaus having jurisdiction with respect to the types of insurance carried by Tenant in accordance with the requirements of this Lease and will not do, suffer, or permit an act to be done in or about the demised premises which will increase any insurance with respect thereto existing upon substantial completion of said building.

                              ARTICLE IX - REMEDIES

SECTION 9.1 - BANKRUPTCY:

      Neither this Lease, nor any interest therein nor any estate thereby created shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law.

      In the event the estate created hereby shall be taken in execution or by other process of law, or if Tenant shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy act, or if Tenant voluntarily petitions for bankruptcy, or if a receiver or trustee of the property of Tenant shall be appointed by reason of Tenant's property being taken, attached or operated for the benefit of creditors, then and in any such events, Landlord may at its option terminate this Lease and all rights of Tenant hereunder, by giving to Tenant notice in writing of the election of Landlord to so terminate.

SECTION 9.2 - DEFAULT BY TENANT:

      If any rent payable by Tenant to Landlord shall not be paid on its due date and shall be and remain unpaid for five (5) days after written notice is given to Tenant, or if Tenant shall violate or default any of the other covenants, agreements, stipulations or conditions herein, and such violation or default shall continue for a period of thirty (30) days after written notice of such violation or default, then it shall be optional for Landlord to declare this Lease forfeited and the term thereof ended. Any property belonging to Tenant or any person holding by, through or under it or otherwise found upon the demised premises may be removed therefrom and stored in any public warehouse at the cost of and for the account of Tenant. If Tenant abandons, vacates or surrenders said premises or be dispossessed by process of law, any personal property left upon said premises shall be deemed abandoned at the option of Landlord.

SECTION 9.3 - RE-ENTRY BY LANDLORD:

      Upon any such termination of the estate as aforesaid, Landlord may re-enter the leased premises with due process of law using such force as may be necessary, and remove all persons and chattels therefrom and Landlord shall not be liable for damages or otherwise by reason of such re-entry or termination of the term of this Lease. Notwithstanding such termination, the liability of Tenant for the rent herein provided for shall not be extinguished for the balance of the term remaining after such termination, and Landlord, and except as otherwise specifically provided in this Lease, shall be entitled to recover immediately as liquidated damages an amount equal to the minimum rent for the balance of the term as provided in Article II. In the event it becomes necessary for the Landlord to re-enter the premises in the event of a default by the Tenant the parties specifically agree that the Landlord shall have the right, but not the obligation, to re-rent the premises (at the option of the Landlord) and to hold the Tenant liable for any and all sums due including rental deficiencies, costs including but not limited to real estate brokerage commissions and reasonable attorney's fees relating to such re-rental.



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                                       11

SECTION 9.4 - LANDLORD'S PERFORMANCE OF TENANT'S COVENANTS:

      In the event upon written demand by Landlord, Tenant fails, neglects, or refuses to perform within a reasonable time any covenant, agreement or condition in this Lease provided by it to be done, the Landlord may perform such covenant, condition or agreement, and any money expended thereon shall be charged to the account of the Tenant, payable forthwith, on demand, as additional rent, and the failure of the Tenant to repay Landlord for any money so paid out and expended shall constitute a default under this Lease.

SECTION 9.5 - RIGHTS CUMULATIVE:

      All rights and remedies of Landlord and Tenant herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by law, and said rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefor arises.

SECTION 9.6 - ATTORNEY'S FEES:

      If on account of any failure of either party to perform, or violation or default in the performance of any obligation to pay rent, or any other term, provision, agreement, covenant, stipulation, obligation or condition hereof, it shall become necessary for either party to employ an attorney or attorneys to enforce any of its rights or remedies hereunder, or to defend itself in any controversy or litigation with the other party, whether or not suit be instituted, then in any such event, reasonable attorneys' fees shall be recovered by the prevailing party.

                            ARTICLE X - MISCELLANEOUS

SECTION 10.1 - SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT:

      Tenant agrees that this Lease is, and shall be, subordinate to any mortgage, deed or trust or any other hypothecation for security which may hereafter be placed upon said premises or the land or building of which they are a part and such subordination is hereby effective without any further act by Tenant PROVIDED that any lender encumbering the Building shall recognize the interest of the Tenant and execute a Subordination, Non-Disturbance and Attornment Agreement, along with Lessor, in a form reasonably acceptable to any lender requiring same, unless this Lease has been terminated, in which case the Tenant agrees provide written confirmation of same.

SECTION 10.2 - SURRENDER:

      On the last day of the term demised or on the sooner termination thereof, Tenant shall peaceably and quietly surrender the leased premises in good order, condition and repair, fire (and other unavoidable casualty) and reasonable wear and tear, and casualty covered by insurance, excepted. All alterations, additions, improvements and fixtures (other than trade fixtures and signs installed at Tenant's expense, all of which shall be removed by Tenant) which may be made or installed by either Landlord or Tenant upon the leased premises, all air conditioning systems and equipment, ceiling treatments and lights, and all hard surface bonded or adhesively affixed flooring and tiles shall become the property of Landlord and shall remain upon and be surrendered with the leased premises as a part without disturbance, molestation or injury at the termination of the term of this Lease, whether by the elapse of time or otherwise, all without compensation or credit to Tenant. Tenant shall also surrender all keys for the leased premises to Landlord at the place then fixed for payment of rent and shall inform Landlord of combinations on any locks, safes and vaults, if any, on the leased premises.

SECTION 10.3 - HOLDING OVER:

      In the event Tenant remains in possession of the demised premises after the expiration of this Lease and without the execution of a new lease, it shall be deemed to be occupying said premises as a tenant from month-to-month, subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.



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                                       12

SECTION 10.4 - SALE OF PROPERTY

      Landlord shall have the right at any time to sell, transfer and convey the real estate, improvements and building of which the leased premises are a part to any person, firm or corporation whatsoever, and upon any such sale, transfer or conveyance, Landlord shall cease to be liable under any covenant, condition or obligation imposed upon it by this Lease accruing subsequent to such sale, transfer or conveyance; provided however, that any such sale, transfer or conveyance shall be subject to this Lease and that all of the Landlord's covenants and obligations contained herein shall run with the land and be binding upon the subsequent owner or owners thereof.

SECTION 10.5 - EXCAVATIONS:

      In case any excavation shall be made for buildings or improvements or for any other purpose upon the land adjacent to or near the leased premises, Tenant will afford to Landlord, or the person or persons, firms or corporations causing or making such excavation, license to enter upon the leased premises for the purpose of doing such work as Landlord or such person or persons, firms or corporation shall deem to be necessary to preserve the walls or structures of the building from injury, and to protect the building by proper securing of foundations. Insofar as Landlord may have control over the same, all such work shall be done in a manner as will not materially interfere with the operation of Tenant's business in the leased premises. The parties do hereby specifically agree that all such work to be performed shall be done without any claim for damages against the Landlord and without a reduction or rebatement of the rent.

SECTION 10.6 - CONSTRUCTION OF RELATIONSHIP BETWEEN THE PARTIES:

      Nothing contained herein shall be deemed or construed by the parties hereto nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant. Whenever herein the singular number is used, the same shall include the plural, and the neuter gender shall include the masculine gender and the feminine gender.

SECTION 10.7 - ACCESS TO PREMISES:

      Landlord shall have the right to enter upon the leased premises at all reasonable working hours, upon giving reasonable notice to Tenant, for the purpose of inspecting the same, or of making required repairs, additions or alterations to the demised premises or any property owned or controlled by Landlord. If Landlord deems any repairs required to be made by Tenant necessary, it may demand in writing that Tenant will make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, Landlord may make or cause such repairs to be made, at the expense of the Tenant, and shall not be responsible to Tenant for any loss or damage that may accrue to its stock or business by reason thereof, and if Landlord makes or causes such repairs to be made, Tenant agrees that it will forthwith, on demand, pay to Landlord the cost thereof. Nothing herein contained shall obligate the Landlord to make or perform any repairs which are the obligation of the Tenant.

      Landlord may have reasonable access to the premises herein demised for the purpose of exhibiting the same to prospective tenants and to place on said premises the usual "For Lease" or "For Sale" signs, all without rebate of rent to Tenant, and Tenant specifically agrees that said action by the Landlord shall not constitute an eviction of Tenant, nor a loss or interruption of the Tenant's business. The Lessor shall have the right to enter the leased premises and place for rent, signs in the windows or any other appropriate place of the lease premises within four months (4) prior to the expiration of this Lease.

SECTION 10.8 - NON-LIABILITY:

      Except for acts of gross negligence, the Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying



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                                       13
adjoining premises or any part of the premises adjacent to or connected with the leased premises or any part of the building of which the leased premises are a part of or any persons transacting any business in said leased premises or present in said leased premises for any other purpose or for any loss or damage resulting to Tenant or its property from burst pipes, stopped or leaking water, gas, sewer or steam pipes or plumbing fixtures or from any failure of a defect in any electric line, circuit or facility, or on account of the interruption of any utility or utilities for maintenance or replacement. Landlord shall not be responsible or liable to Tenant for any loss or damage resulting to Tenant arising on account of riots, acts of God, acts of declared or undeclared war, labor disputes or the making of repairs by Landlord.

SECTION 10.9 - SUCCESSORS AND ASSIGNS - ORIGINAL TENANT'S LIABILITY- RENTAL
               INCREASES OR PROFITS TO LANDLORD ON ASSIGNMENT:

      Tenant shall not have the right to sell, assign, transfer, mortgage, encumber, pledge, sublease or in any manner dispose of this Lease or any estate or interest therein, or permit the premises to be occupied by anyone (all the foregoing hereinafter a "Transfer") without the previous written consent of Landlord which said consent SHALL NOT BE UNREASONABLY withheld. However, Landlord's consent shall not be required for a "Transfer" which occurs as a result of the sale by Tenant of its assets, or by merger, consolidation or otherwise or by sale or disposition of control or ownership of the Tenant, in all of which cases, the Landlord agrees to recognize the successor to the Tenant, although contemporaneous notice shall be given by the Tenant /Assignor and any such transfer made in accordance with this Section 10.9 shall not serve to invoke the provisions of Section 2.2 A. 2.

      Consent by Landlord to one or more assignments of this Lease or to one or more sublettings of said premises shall not operate to exhaust Landlord's rights under this paragraph.

      The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or shall operate as an assignment to Landlord of such subleases or subtenancies.

      In the event of the assignment or "Transfer" of this Lease whether by assignment, merger, acquisition or otherwise, by the Tenant which results in the payment of increased rent, a finders fees, key money or which generates any similar remuneration or profits, all such proceeds shall be and belong to the Landlord herein notwithstanding the approval or lack thereof by the Landlord of any such assignment.

SECTION 10.10 - PAYMENT REQUIRED OF TENANT OTHER THAN MINIMUM AND
                PERCENTAGE RENTS:

      Any payments required to be made to Landlord by Tenant other than as minimum rent including Landlord advances for repairs and to cure defaults, not repaid to Landlord within the time period specified for repayment, or if no time period is specified for repayment, such repayment shall be within ten (10) days of demand and shall be considered additional rent for so long as the amounts shall remain unpaid.

SECTION 10.11 - INTEREST ON DELINQUENT PAYMENTS - DEFAULT RATE:

      All amounts payable by Tenant to Landlord as minimum rent, percentage rent (if and when applicable), or additional rent, or other rent, as defined in
Section 10.10 hereinabove and elsewhere, shall bear interest at the highest rate allowable by the laws of the State of Florida from due date until paid and for purposes of this Lease Agreement shall be referred to as the Default Rate.

SECTION 10.12 - PLACE OF PAYMENT:

      All payments for rent or otherwise due and payable from Tenant to Landlord shall be paid to Landlord at 6900 Barquera Street, Coral Gables, Florida 33146-3818 or at such other place as might be designated by Landlord in writing.



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                                       14

SECTION 10.13 - TENANT TO PAY REAL ESTATE TAXES - MONTHLY ESCROW

      Commencing on the Rent Commencement Date, and thereafter for the balance of the term of this Lease Agreement, as additional rent, the Tenant shall pay all Real Estate Property Taxes, general and specific due on the property upon which the leased premises are located (the BUILDING PREMISES), which is currently taxed under folio numbers 03 4130 010 0020, 03 4130 010 0030, 03 4130
010 0040, 03 4130 010 0050. The taxes referred to in this section shall mean the combined real property taxes levied and assessed by all taxing authorities against and upon the building enclosing the leasable space and the land underlying and surrounding such building and shall include any special improvement assessments. Said taxes shall be paid monthly to Landlord, if required by the Landlord. A monthly escrow by the Tenant shall be established which allows the Landlord to take advantage of all discounts allowed by said taxing authorities. The Landlord shall not be responsible for the payment of interest on the escrow. Tenant's responsibility for payment of taxes hereunder is predicated upon Landlord's payment of the taxes when due in time to take advantage of the maximum discount available, provided however, that the Tenant shall first have made payment to the Landlord in time for the Landlord to reasonably take advantage of the maximum discount available. Provided however, that so long as the Tenant herein is the original Tenant to this Lease and further provided that said Tenant shall not be in default of any material monetary obligation under the terms of this Lease, the Landlord agrees that the Tenant may at the option of the Tenant avoid any monthly escrow by paying said taxes each year in time to take advantage of the maximum discount which is currently November, and providing satisfactory proof of payment of same to the Landlord.

SECTION 10.14 - PRORATIONS:

      Whenever in this Lease any amounts are required to be paid or calculated for a particular period of time and it becomes necessary or equitable to adjust such amounts for any fractional portion of such period, such adjustment shall be made by dividing the amount which would be paid for the particular period by the number of days in such period and then multiplying such result by the number of days in such fractional period.

SECTION 10.15 - NOTICES:

      Any notice required or permitted under this Lease shall be deemed sufficiently given if sent by registered or certified mail, postage prepaid, return receipt requested to Tenant at its administrative offices, currently located at 1666 N.W. 82 Avenue, Miami, Florida 33126, and to Landlord at the address then fixed for the payment of rent, with a copy of any such notice sent in the same fashion to Michael J. Spector, currently located at P.O. Box 706, Dorado, Puerto Rico 00646, and either party may by like written notice at any time designate a different address to which notices shall subsequently be sent.

SECTION 10.16 - CONDITIONAL LIMITATION:

      Each term and provision as provided herein is and shall be construed as both a covenant and a condition of this Lease.

SECTION 10.17 - WAIVER BY LANDLORD NOT TO APPLY TO SUBSEQUENT DEFAULT:

      Landlord's consent to waive any condition or covenant of this Lease shall not be construed as a waiver of subsequent performance of a similar condition or covenant or any other condition or covenant of this Lease.

SECTION 10.18 - LIENS:

      Tenant agrees that it will pay or cause to be paid all costs for work done and/or materials supplied to the demised premises by or on behalf of Tenant and that it will keep the leased premises free and clear of all mechanics' and/or materialman's liens and other liens on account of work done and/or materials supplied by or for Tenant or by or for person claiming under Tenant. Tenant hereby agrees to and shall indemnify and save Landlord free and harmless against liability, loss, damage, costs, attorney's



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                                       15
fees, and all other expenses on account of claims of lien of laborers and/or materialmen or others for work performed or materials or supplied furnished for Tenant or persons claiming under Tenant.

      It is hereby expressly prohibited and Tenant shall have no authority whatsoever to create any liens or claims for labor or material or otherwise on the Landlord's interest in the demised premises and all persons contracting with the Tenant for the improvement, alteration, or repair of any building or other improvements on the demised premises and all materialmen, contractors, mechanics, laborers and others are hereby charged with notice that they must look solely to the Tenant and to the Tenant's interest only in the demised premises to secure the payment of any claim, bill or bills for work done, material furnished or otherwise during the term of this Lease.

      Landlord and Tenant acknowledge and confirm that any work performed by Tenant to improve the demised premises, including but not limited to Tenant's work, as hereinabove referenced, is not required by Landlord to be performed, but any and all such work is and shall be subject to Landlord's approval as hereinabove set forth which shall not be unreasonably withheld.

SECTION 10.19 - LEASE NOT TO BE RECORDED:

      Landlord and Tenant agree that this Lease shall not be recorded and any attempt to record same shall be null and void, unless mutually agreed to in writing by both parties hereto.

SECTION 10.20 - SINGULAR, PLURAL AND DEFINITIONS:

      The words "Tenant" and/or "Lessee" shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein, be the same one or more, and the use of the neuter singular pronoun to refer to Tenant shall be deemed a proper reference even though Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Tenant and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

SECTION 10.21 - SIGNAGE:

      The Lessor agrees not to unreasonably withhold approval of signage. The Lessee shall have the right to post approved signage upon the premises, provided that the same shall not violate any state, federal or local municipal ordinance. The parties agree that the current signage is hereby approved.

SECTION 10.22 - CONSTRUCTION OF TERMS IN THIS LEASE/VENUE:

      The paragraph headings, subheadings and captions in this Lease are inserted for convenience of reference only and shall not be deemed to define, limit, describe or expand upon any of the provisions of the paragraphs to which they refer, or of this Lease, nor shall they affect its meaning, construction, interpretation, scope, effect, or intent.

      This Lease has been prepared both by Lessor and its professional advisors and by Tenant and its professional advisors and has been reviewed by both Parties. The Parties believe this Lease is the product of all of their efforts, that it expresses their agreement, and that it (or any part of it) should not be interpreted in favor of either Lessor or Tenant or against either Lessor or Tenant, merely because of their efforts in preparing it (or any part of it).

SECTION 10.23 - TITLE OF THE BUILDING PREMISES/TENANT'S ACCEPTANCE OF TITLE

      The parties understand and agree that at the time of execution of this lease agreement, the Tenant has not been provided an abstract or prior title insurance policy evidencing ownership of the property. The Tenant is relying upon representations of the Landlord that the Landlord is the owner of the property. Nothing contained above shall be deemed to prevent Lessor from executing any mortgage(s) encumbering all or a portion of the BUILDING PREMISES. In the event of a default by the Lessor in



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   Lessor          Tenant
the payment of any such mortgage(s), the Tenant shall have the right to cure any such default and receive credit for any advances made therefor.

SECTION 10.24 - LESSOR'S DEFAULT:

      Subject to any shorter time frames specifically provided for elsewhere in this Lease, if Lessor shall breach any of its warranties in this Lease or fail to perform any covenant required to be performed by Lessor under the terms of this Lease or otherwise fails to perform any of its obligations under this Lease and such breach or failure shall continue for thirty (30) days after receipt by Lessor from Tenant of notice thereof duly given (provided that if such breach or failure cannot reasonably be cured within thirty (30) days, then if Lessor is making bona fide efforts and diligent efforts to cure the same, a reasonable time beyond thirty (30) days shall be allowed Lessor, and provided further that Lessor's time for cure shall be extended by any delay occasioned by Force Majeure), then Lessor shall be considered in default of this lease.

SECTION 10.25 - SUCCESSORS:

      All rights, liabilities, covenants, indemnities, agreements, in this Lease (or exhibits) given to, or imposed upon, the respective Parties hereto, shall extend to and bind, and inure to the benefit of, the Parties, and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns, of said Parties; if there shall be more than one Lessor or Tenant, they shall be bound jointly and severally by the terms, covenants and agreements herein. In the event Lessor conveys its interest in the BUILDING PREMISES and the purchaser assumes Lessor's obligations and covenants, Lessor shall thereupon be relieved of all further obligations hereunder which arise subsequent, but not prior, to the date of conveyance. The terms Lessor and Tenant in this Lease include any successors to or assigns of the original Lessor and Tenant.

SECTION 10.26 - LESSOR'S COVENANT OF QUIET ENJOYMENT:

      Lessor hereby covenants and agrees that it has the lawful right to make this Lease. Upon the observance, performance, and keeping, of all the covenants, terms, agreements and conditions, in this Lease, on Tenant's part to be observed, kept and performed, Tenant shall peaceably and quietly have, hold and enjoy the Tenant's Premises for the Lease Term (which includes any exercised Option Term) without hindrance or interruption by Lessor or any other person or entity lawfully or equitably claiming by, through or under, Lessor, subject however, to the exceptions, reservations and conditions contained in this Lease.

SECTION 10.27 - ENTIRE AGREEMENT:

      This Lease with all its Exhibits, which are deemed incorporated as part of this Lease whether or not they are physically attached hereto, constitutes and embodies all agreements, conditions and understandings, between Lessor and Tenant. All representations, either oral or written, shall be deemed to be merged into this Lease Agreement. No subsequent alteration, waiver, change, modification, or addition, to this Lease shall be binding upon Lessor or Tenant unless reduced to writing and signed by the Party against whom the enforcement of any such change, alteration or modification is sought.

SECTION 10.28 -  EXCUSE OR POSTPONEMENT OF PERFORMANCE OF COVENANTS
                 ("FORCE MAJEURE"):

      The Parties to this Lease shall not be deemed in default with respect to failure to perform any of the terms, covenants and conditions of this Lease if such failure to perform shall be due to any strike, lockout, civil commotion, national defense preemption, war like operation, extreme weather conditions, invasion, rebellion, military power, sabotage, government regulations or controls, inability to obtain any material or utilities, Act of God, or any other similar cause beyond the control of such Party which is typically considered "Force Majeure." Failure to pay rent or any other sums due, by Tenant, shall be conclusively deemed not to be "beyond the control of" Tenant.



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   Lessor          Tenant

SECTION 10.29 - TIME OF THE ESSENCE:

      The parties agree that in the payment of all sums due hereunder and in the performance of all covenants and obligations hereunder, time shall be of the essence.

SECTION 10.30 - TRIPLE NET LEASE:

      It is the purpose and intent of the parties hereto, that this lease be a triple net non-subordinated Lease and that the rent hereinabove provided to be paid to the Landlord by the Lessee be absolutely net to the Landlord, so that this Lease shall, except as provided to the contrary, yield net to the Landlord the rent stated above in Article II. It is further agreed that all costs and expenses of every kind and nature whatsoever relating to the demised premises, or any improvements thereon which may arise of become due during the term of this Lease, shall be paid by the Lessee. However, nothing herein shall be construed to require the Lessee to pay or discharge any lien or mortgage which shall be placed upon the premises by the Landlord.

      Lessee agrees to cooperate in all reasonable respects with the refinancing of the premises by the Lessee, providing any such refinancing contains a non-disturbance provision.

                       ARTICLE XI - ABANDONING & VACATING

      If the Lessee:

      (a).  Fails to take possession of the Leased Premises; or

      (b). Should vacate, abandon, or desert the demised premises after opening for business to the Public;

then in any such event, Lessee shall be in default, and Lessor may pursue any remedy pursuant to this Lease, including but not limited to its rights under
Section 9.3 (Re-entry By Landlord) and the rights to use force, consistent with due process, as described therein.

                              ARTICLE XII - DEFAULT

SECTION 12.1:

      If any one or more of the following events (herein sometimes called "events of default") shall happen:

      (a). If default shall be made in the payment of any rents herein reserved upon the date the same become due and payable and such default continues for a period of five (5) days after written notice, unless otherwise specified herein to be paid within another period of time;

      (b). If default shall be made by Lessee in the performance of or compliance with any of the covenants, agreements, terms or conditions contained in this lease other than those referred to in the foregoing subparagraph (a) and such default shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; or unless otherwise specified herein to be paid within another period of time;

      (c). If Lessee shall: (i) generally not pay its debts as they come due,
(ii) admit in writing its inability to pay its debts, (iii) make a general assignment for the benefit of creditors, (iv) commence any case, proceeding or other action, seeking any reorganization, arrangement, composition, adjustment, liquidation, wage earner's plan, dissolution or similar relief under the present or any future law relating to bankruptcy, insolvency, reorganization or relief of debtors, (v) seek or consent to or acquiesce in the appointment of any trustee, receiver, custodian, or other similar official for Lessee or for all or any substantial part of Lessee's assets or of the demised property, or (vi) take any corporate action to authorize any of the actions set forth in clauses (i) through (v) of this Article XII, Section 12.1 (c);



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   Lessor          Tenant

      (d). Any case, proceeding or other action against Lessee shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against it which is not fully stayed within 30 days after the entry thereof or (ii) remains undismissed for a period of 90 days; or

      (e). If the demised premises shall be seized under any levy, execution, attachment or other process of court and the same shall not be promptly vacated or stayed on appeal or otherwise, or if the Lessee's interest in the demised premises is sold by judicial sale and the sale is not promptly vacated or stayed on appeal or otherwise; then, and in any of such events, Lessor may at any time hereafter terminate this lease and retake possession, declare the balance of the entire rent for the entire rental term of this lease to be immediately due and payable, in which event Lessor may then proceed to collect all of the unpaid rent called for by this lease by distress or otherwise, or pursue any other remedy afforded by law, provided that such default and all other defaults at the time existing have not been fully cured, and all expenses and costs incurred by the Lessor, including reasonable attorneys' fees, in connection with enforcing this lease, shall not have been fully paid. Any such termination shall apply to any extension or renewal of the term herein demised, and to any right or option on the part of the Lessee that may be contained in this lease or any agreement. Nothing herein contained shall be construed as precluding the Lessor from having such remedy as may be and become necessary in order to preserve the Lessor's right or the interest of the Lessor in the premises and in this lease, even before the expiration of any grace or notice periods provided for in Section
12.1 (b) above, or elsewhere in this lease, if under particular circumstances then existing the allowance of such grace or the giving of such notice will prejudice or will endanger the rights and estate of the Lessor in this Lease and in the demised premises.

      ARTICLE XIII - STATEMENT BY LESSEE AND LESSOR-SUBORDINATION TO LENDER

SECTION 13.1:

      Upon demand of Lessor, or any prospective purchaser, mortgagee or lessee of the building of which the demised premises are a part, Lessee agrees to execute a statement of the condition of this lease, including the amount of monthly rental and the date to which the same has been paid, the amount of security held by Lessor, the expiration date of this Lease, and whether any breach hereof exists.

SECTION 13.2:

      Upon demand of Lessee, or any mortgagee of the Lessee, Lessor agrees to execute a statement of the condition of this lease, including the amount of monthly rental and the date to which the same has been paid, the amount of security held by Lessor, the expiration date of this Lease, and whether any breach hereof exists.

SECTION 13.3 - ESTOPPEL CERTIFICATE:

      Tenant and Lessor agree that they will, at any time and from time to time, within ten (10) days following written notice by Lessor or Tenant or any mortgagee of Lessor or Tenant, given pursuant to this Section 13.3, execute, acknowledge and deliver to Lessor or Tenant or such mortgagee a statement in writing certifying whether or not this Lease is unmodified and in full force and effect (or, if there have been modifications, whether or not the same is in full force and effect and stating the modifications), whether or not any option rights to extend the Lease Term have been exercised and the date on which this Lease will terminate, and the date to which the Minimum Rent and any other payments due from Tenant have been paid in advance, if any, and stating whether or not there are defenses or offsets claimed by Tenant or Lessor, as the case may be, and whether or not to the best of said Party's knowledge the other Party to this Lease is in default in performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default, supply any other facts or information regarding the operation of the Lease which the requesting Party may reasonably request. The failure of either Party to execute, acknowledge and deliver a statement in accordance with the provisions of this Section 13.3 within said ten (10) day period shall constitute a default under this Lease if not cured within five (5) days from notice from the other Party. Any certificate issued by either Party



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   Lessor          Tenant
may be relied upon by the other Party and by any other pertinent Party (e.g., prospective mortgagee, assignee, purchaser). If one Party submits a completed certificate to another Party who then fails to object to its contents within ten
(10) days after its receipt of the completed certificate, the matters stated in the certificate will conclusively be deemed to be correct if not objected after second notice and five (5) days to object.

SECTION 13.4 - SUBORDINATION TO LENDER:

      This lease and every undertaking hereunder is subordinate to the mortgage loan to the Trustees of the Martin W. Spector Trust from Jefferson Bank of Florida, its successors and/or assigns which said loan is in the original principal amount of $600,000.00 and to any increases, modifications and extensions of said mortgage loan. This subordination shall extend to the lien of any lender whose loan replaces the loan of Jefferson Bank of Florida. The Landlord agrees to use reasonable efforts to obtain a Non-Disturbance Agreement from any lender which encumbers the leased premises.

      Any Landlords' lien created hereunder shall be subordinate to any financing by Tenant on any trade fixtures and inventory.

               ARTICLE XIV - WAIVER OF JURY TRIAL AND COUNTERCLAIM

      Tenant shall waive with the owner, trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of owner and tenant, tenant's use and occupancy of the premises, and/or any claim of injury or damage. In the event owner commences any proceedings for non-payment of rent, minimum rent or additional rent, tenant shall not interpose any Counterclaim of whatever nature or description in any of such proceedings, except for a compulsory counterclaim. This shall not, however, be construed as a waiver of the Tenant's right to assert such claims in any separate action or actions brought by the tenant.

                      ARTICLE XV - SEVERABILITY OF CLAUSES

SECTION 15.1:

      If any part of this Lease shall be declared unenforceable or invalid by any court of law having jurisdiction over the subject matter of this Lease, the remainder of said Lease shall nonetheless be valid and enforceable between the parties.

                           ARTICLE XVI - GOVERNING LAW

SECTION 16.1:

      This Lease shall be governed by and construed in accordance with the laws of the State of Florida, and venue shall lie in Dade County, Florida.

                 ARTICLE XVII- REAL ESTATE BROKERAGE COMMISSION

SECTION 17.1:

      Each of the parties warrants and represents that there are no claims for brokerage commissions, rental fees or finder's fees in connection with the execution of this Lease and each of the parties agrees to indemnify the other and hold it harmless from all liabilities arising under any such claim.



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   Lessor          Tenant

IN WITNESS WHEREOF, the Landlord has caused this instrument to be executed in its name by its duly authorized officers and its corporate seal to be affixed and the Tenant has caused this instrument to be executed in its name by its duly authorized officers and its corporate seal to be affixed this the day and year first hereinabove written.


Signed, Sealed and Delivered In The Presence      TENANT:
of the following witnesses:

/s/ DEBORA A. PARKER                              SPEC'S MUSIC, INC.
----------------------------------
Witness #1 (signature)                            By: /s/ JEFF CLIFFORD
                                                      --------------------------------
DEBORA A PARKER                                       Jeff Clifford, Vice President
----------------------------------
Print Name Of Witness #1                          Date:   3-18-96
                                                        ------------------------------

/s/ MICHAEL A. RUBIN                              Attest:
----------------------------------                       -----------------------------
Witness #2 (signature)

MICHAEL A. RUBIN                                  Date: _______________________, 1995
----------------------------------
Print Name of Witness #2




Signed, Sealed and Delivered In The Presence      LESSOR:
of the following witnesses:
                                                  THE MARTIN W. SPECTOR
/s/ MICHAEL A. RUBIN                              IRREVOCABLE TRUST, DOROTHY
----------------------------------                JOY SPECTOR, TRUSTEE, MICHAEL
Witness #1 (signature)                            J. SPECTOR, TRUSTEE, ROSALIND
                                                  S. ZACKS, TRUSTEE, BAYARD
MICHAEL A. RUBIN                                  SPECTOR, TRUSTEE AND ANN S.
----------------------------------                LIEFF, TRUSTEE,
Print Name Of Witness #1

/s/ DEBRA M. RUBIN                                By:  /s/ DOROTHY JOY SPECTOR
----------------------------------                   ---------------------------------
Witness #2 (signature)                                Dorothy Joy Spector, Trustee

                                                  By: /s/ MICHAEL J. SPECTOR
DEBRA M. RUBIN                                       ----------------------------------
----------------------------------                    Michael J. Spector, Trustee
Print Name of Witness #2
                                                  By: /s/ ROSALIND S. ZACKS
                                                      ----------------------------------
                                                      Rosalind S. Zacks, Trustee

                                                  By: /s/ BAYARD W. SPECTOR
                                                      ----------------------------------
                                                      Bayard W. Spector, Trustee

                                                  By: /s/ ANN S. LIEFF
                                                     ----------------------------------
                                                     Ann S. Lieff, Trustee



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   Lessor          Tenant